EXHIBIT 99.3

FERGUSON PLC (“Company”)

NOTIFICATION OF TRANSACTIONS BY PERSONS DISCHARGING MANAGERIAL RESPONSIBILITIES (“PDMRs”) IN ORDINARY SHARES OF 10p EACH IN THE COMPANY (“Shares”)
On January 12, 2023 the Company granted the following awards to James Paisley, Chief Information Officer and a PDMR, under the following plans:
Ferguson Group Performance Ordinary Share Plan 2019 (“POSP”) and Ferguson Group Ordinary Share Plan 2019 (“OSP”)
Awards were made as set out in the table below under the POSP and OSP:

PDMR	POSP Conditional share award	OSP Conditional share award

J Paisley	9,332	1,999
The awards were granted as conditional share awards. No consideration is payable at allocation or on vesting of all or part of the awards. The POSP award will only vest upon, normally, continued employment and the achievement of certain corporate performance conditions measured over a three year period. Details of the performance conditions attached to the POSP award will be disclosed at the appropriate time in the relevant public disclosures required to be made by the Company. Subject to, normally, continued employment and the meeting of the performance conditions, the POSP award will vest on October 13, 2025.
The OSP award has no performance conditions and will normally vest, only subject to continued employment with the Company, on October 13, 2025.
The attached notifications, which have been made in accordance with the requirements of the EU Market Abuse Regulation (as it forms part of UK law pursuant to the European Union (Withdrawal) Act 2018), provide further detail.

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	James Paisley
2	Reason for the notification
a)	Position/status	Chief Information Officer
b)	Initial/Amendment notification	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Ferguson plc
b)	LEI	213800DU1LGY3R2S2X42
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 10p each ISIN: JE00BJVNSS43
b)	Nature of the transaction	The grant of conditional shares under the Ferguson Group Performance Ordinary Share Plan 2019
c)	Price(s) and volume(s)	Price(s) $0.00	Volume(s) 9,332
USD - United States Dollar
d)	Aggregated information –Aggregated volume –Price	Not applicable $0.00
e)	Date of the transaction	2023-01-12; UTC time
f)	Place of the transaction	Outside a Trading Venue

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	James Paisley
2	Reason for the notification
a)	Position/status	Chief Information Officer
b)	Initial/Amendment notification	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Ferguson plc
b)	LEI	213800DU1LGY3R2S2X42
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 10p each ISIN: JE00BJVNSS43
b)	Nature of the transaction	The grant of conditional shares under the Ferguson Group Ordinary Share Plan 2019
c)	Price(s) and volume(s)	Price(s) $0.00	Volume(s) 1,999
USD - United States Dollar

d)	Aggregated information –Aggregated volume –Price	Not applicable $0.00
e)	Date of the transaction	2023-01-12; UTC time
f)	Place of the transaction	Outside a Trading Venue

Enquiries:

Kate McCormick, Company Secretary
(00 44 118 927 3827)

January 13, 2023